Exhibit 99.1

News Release

For more information contact:

Dennis J. Zember Jr.

Executive Vice President, CFO & COO

(229) 890-1111

AMERIS BANCORP ANNOUNCES 20% INCREASE IN OPERATING RESULTS

FOR FIRST QUARTER 2017

MOULTRIE, Ga., April 21, 2017 – Ameris Bancorp (Nasdaq: ABCB) (the “Company”) today reported net income of $21.2 million, or $0.59 per diluted share, for the quarter ended March 31, 2017, compared with $12.3 million, or $0.37 per diluted share, for the quarter ended March 31, 2016. Commenting on the Company’s quarterly results, Edwin W. Hortman, Jr., the Company’s President and Chief Executive Officer, said, “We delivered another quarter of consistent financial results with very little noise.  Generally, the first quarter is our most challenging quarter, but control of operating expenses and double digit growth in year-over-year revenue led us to solid results.  Our pipelines are very strong and I expect reliable growth in earnings through the remainder of 2017.”

The Company reported operating net income of $21.6 million, or $0.60 per diluted share, for the quarter ended March 31, 2017, compared with $16.4 million, or $0.50 per diluted share, for the first quarter of 2016. Operating net income for the first quarter of 2017 and 2016 excludes certain after-tax costs associated with acquisitions and sales of premises, as seen below.  Operating returns on average assets and average tangible common equity were 1.27% and 15.84%, respectively, for the first quarter of 2017, compared with 1.17% and 15.37%, respectively, for the same quarter of 2016.

Following is a summary of the adjustments between reported net income and adjusted operating net income:

	Three Months Ended
Adjusted Operating Net Income Reconciliation	Mar 17	Mar 16
Net income available to common shareholders	$21,153	$12,317
Merger and conversion charges	402	6,359
Losses (gains) on sale of premises	295	(77)
Tax effect of management-adjusted charges	(244)	(2,199)
Plus: After tax management-adjusted charges	453	4,083
Adjusted Operating Net income	$21,606	$16,400
Reported Return on average assets	1.24%	0.88%
Adjusted Operating Return on average assets	1.27%	1.17%

Highlights of the Company’s performance and results for the first quarter of 2017 include the following:

•	Operating return on average assets of 1.27% and return on average tangible equity of 15.84%

•	Increase in tangible book value per share to $16.57, compared with $14.42 per share at December 31, 2016

•	Organic loan growth of $98.5 million for the quarter, reflecting an annualized growth rate of 8.5%

•	Growth in non-interest bearing demand deposits of $81.3 million for the quarter, reflecting an annualized growth rate of 21.0%

•	15.5% increase in total revenue, to $86.3 million, in the first quarter of 2017, compared with total revenue of $74.7 million in the first quarter of 2016

•	12% improvement in the Company’s net overhead ratio from 1.79% in the first quarter of 2016 to 1.57% in the first quarter of 2017

•	Improvement in operating efficiency ratio, on a tax-equivalent basis, to 59.67% in the first quarter of 2017, compared with 65.4% in the same quarter in 2016

•	Improvement in net interest margin to 3.97% from 3.95% in the fourth quarter of 2016

•	Successful public offering of 2,012,500 shares of the Company’s common stock to prepare for future growth

•	Completion of public offering of $75 million of fixed-to-floating rate subordinated notes

Net Interest Income and Net Interest Margin

Net interest income on a tax-equivalent basis for the first quarter of 2017 totaled $62.1 million, compared with $51.2 million for the first quarter of 2016, an increase of $10.9 million, or 21.4%. The Company’s net interest margin increased during the quarter to 3.97%, compared with 3.95% during the fourth quarter of 2016, but declined from 4.03% for the first quarter of 2016. Accretion income for the first quarter of 2017 was $2.8 million, compared with $2.9 million in the first quarter of 2016. Excluding the effect of accretion on purchased assets, the Company’s net interest margin was 3.79% in the first quarter of 2017, compared with 3.73% in the fourth quarter of 2016 and 3.80% in the first quarter of 2016. During the first quarter of 2017, the Company experienced an increase in the margin of approximately 0.07% related to the activity in the premium finance division.  The capital raise and the debt offering completed during the first quarter of the year negatively impacted the margin by approximately 0.02%.  Lastly, the Company’s improved asset mix with more concentrations in loans outstanding improved the margin by approximately 0.01%

Yields on earning assets in the first quarter of 2017 were 4.38%, compared with 4.36% in the first quarter of 2016. Interest income on loans on a tax-equivalent basis increased during the first quarter of 2017 to $62.8 million, compared with $59.4 million in the fourth quarter of 2016 and $49.8 million in the first quarter of 2016. Yields on the funds invested in purchased mortgage pools were 2.84% during the first quarter of 2017, compared with 3.30% during the same period in 2016. Excluding accretion income, yields on all loans were 4.56% in the first quarter of 2017, an increase of 0.05% from the fourth quarter of 2016, reflecting success in the Company’s pricing efforts on new and renewed credits in the current interest rate environment.

Total interest expense for the first quarter of 2017 was $6.5 million, compared with $4.1 million for the same quarter of 2016. This increase in total interest expense was driven by increases in total deposits and other borrowings. Deposit costs increased slightly, from 0.23% in the first quarter of 2016 to 0.28% in the first quarter of 2017. Continued improvement in the Company’s mix of deposits, primarily toward non-interest bearing deposits, has allowed for more aggressive retention efforts on money market deposit accounts and CDs without negatively impacting overall deposit costs. Non-interest bearing deposits were 29.2% of the total average deposits during the first quarter of 2017, compared with 27.9% for the first quarter of 2016. During the first quarter of 2017, the average balance of Federal Home Loan Bank advances increased significantly as the Company used those proceeds to fund loans generated by the Company’s new premium finance division.

Non-interest Income

Non-interest income in the first quarter of 2017 was $25.7 million, an increase of $1.4 million, or 5.8%, compared with the same quarter in 2016. Service charges in the first quarter of 2017 were $10.6 million, an increase of $648,000, or 6.5%, compared with the same quarter in 2016. Growth in service charge-related revenues on commercial and consumer accounts was responsible for much of the increase in service charges, while NSF fee income was flat.

The Company’s mortgage divisions continued to make strides in revenues and net income. Revenue in the retail mortgage group totaled $13.5 million in the first quarter of 2017, an increase of 11.9% compared with the same quarter in 2016. Net income for the Company’s retail mortgage division increased 7.4% during the first quarter of 2017 to $2.8 million, compared with $2.6 million in the first quarter of 2016. Total production in the first quarter of 2017 for the retail mortgage group amounted to $311.8 million (85% retail and 15% wholesale), compared with $268.6 million in the same quarter of 2016 (also 85% retail and 15% wholesale). In addition to the strong results, the Company reported that its mortgage division received approval late in the quarter to become a GNMA issuer effective immediately.  Production in the first quarter that was GNMA eligible totaled approximately $120 million and the division estimates that between 35% - 40% of 2017 production will be eligible for these programs.

Net income for the Company’s warehouse lending division increased 41.2% during the quarter, from $667,000 in the first quarter of 2016 to $942,000 in the first quarter of 2017. Loan production increased from $565.2 million in the first quarter of 2016 to approximately $647.4 million in the current quarter.  Sales efforts now are focused on improving already strong penetration and capture rates among the customer base, as well as targeted sales towards mortgage companies focused more heavily on purchase transactions.  Although the average balances and production were impressive against the linked quarter, the Company did experience a contraction in quarter-end balances of approximately $83 million that impacted overall loan growth.  Management believes the decline was centered more heavily in unusually high balances at the end of the year and that growth rates and comparisons against the same quarter in 2016 are more indicative of where the division is with respect to profitability and growth.

Revenues from the Company’s SBA division increased 24.3% during the first quarter of 2017 to $2.7 million, compared with $2.2 million during the first quarter of 2016. Net income for the division increased 42.0%, from $833,000 for the first quarter of 2016 to $1.2 million for the first quarter of 2017. The SBA pipeline totaled $55.0 million at the end of the first quarter, up $5.6 million compared with the same time in 2016.

Non-interest Expense

During the first quarter of 2017 and 2016, the Company incurred pre-tax merger and conversion charges of $402,000 and $6.4 million, respectively, as well as losses on the sale of premises totaling $295,000 in 2017 and gains on the sale of premises totaling $77,000 in 2016. Excluding these charges, operating expenses increased approximately $3.1 million, to $52.4 million, from $49.3 million in the first quarter of 2016. The acquisition of JAXB in the first quarter of 2016, together with the additional operating expenses associated with the premium finance division, impacted operating expenses by approximately $4.0 million in the first quarter of 2017.

Efforts to improve operating efficiency and the net overhead ratio have been very successful. During the first quarter of 2017, the Company’s operating efficiency ratio declined to 59.67%, compared with 65.44% in the same quarter of 2016. The Company’s operating net overhead ratio also declined materially, to 1.57% in the first quarter of 2017, compared with 1.79% in the first quarter of 2016. Management attributes the improvement in efficiency-related ratios to expanded average portfolios of the Company’s commercial lenders, branches with higher deposit balances and the Company’s lending lines of business reaching a certain level of critical mass.

Salaries and benefits increased by $1.6 million to $27.8 million in the current quarter of 2017, compared with $26.2 million in the first quarter of 2016. Growth in salaries and benefits from the first quarter of 2016 to the first quarter of 2017 relating to the Company’s ongoing Bank Secrecy Act compliance efforts and the addition of the premium finance division was $565,000 and $996,000, respectively. Compared with the fourth quarter of 2016, salaries and benefits increased $2.7 million, primarily due to $996,000 of premium finance division salaries and benefits, $441,000 of Bank Secrecy Act compliance salaries and benefits and $1.0 million of payroll taxes that are typical for the first quarter of each year.

Data processing and telecommunications costs for the quarter were $6.6 million, an increase of $459,000 or 7.5% over the first quarter in 2016.  Significant improvements to the Company’s infrastructure have been undertaken and are included in the current run rate, including data center relocation, upgrades in connectivity speeds, hardware upgrades, data management and reporting, and the development of an on-line deposit origination platform that should augment the Company’s approach to deposit gathering in its local markets in the near future.  Repurposing of existing resources into new contracts and tools have allowed the Company to receive material improvements in the reliability of its systems with only moderate increase in costs.

Total credit costs (provision and non-provision credit resolution-related costs) totaled $2.8 million in the first quarter of 2017, compared with $2.5 million in the same quarter in 2016 and $2.8 million in the fourth quarter of 2016.

Balance Sheet Trends

Total assets at March 31, 2017 were $7.09 billion, compared with $6.89 billion at December 31, 2016. The growth in total assets was driven by the increase in interest bearing deposits held as a result of the Company’s capital raise and debt offering transactions.

Loans, including loans held for sale, totaled $5.43 billion at March 31, 2017, compared with $5.37 billion at December 31, 2016. During the quarter, growth in core loans (legacy and purchased non-covered loans) increased by $98.5 million, or 8.5% on an annualized basis.

Lending activities in the core bank in the first quarter of 2017 were notably stronger than normal for the first quarter. Commercial real estate lending grew $51.9 million during the quarter, or 15.0% on an annualized basis, while commercial and industrial lending (excluding operations of the new premium finance division) expanded $20.0 million, or 13.2% on an annualized basis. Pipelines for the bank at the end of the first quarter of 2017 were similar to those at the end of 2016.

Loan production and growth associated with the new premium finance division were very close to forecasted levels. Loans outstanding grew from $353.9 million at the end of 2016 to $425.9 million at the end of the first quarter of 2017. The Company believes it can sustain annualized growth rates in this division of 15% - 20% for the next few years, with steady credit and profitability levels.

The Company’s newest lending effort is in the equipment finance division, which provides financing for heavy equipment in the manufacturing, transportation and construction sectors. At the end of the first quarter of 2017, the division had booked approximately $2.3 million in loans and had an immediate pipeline of approximately $50.0 million that is expected to close during the second quarter. Activity and client calls have been brisk, and management remains confident in its full year forecast of $200 million of growth in this division.

Mortgage warehouse balances fell during the quarter from $189.3 million at the end of 2016 to $107.8 million at the end of the first quarter of 2017. Mortgage warehouse balances were unusually high at the end of 2016, as mortgage volume swelled in the month following the presidential election. While average balances were lower, the group’s loan production moved higher by 14.5% compared with the same quarter in 2016. This increase resulted from continued growth in customers and approved lines of credit. Management expects a rebound in the outstanding balances throughout the remainder of 2017 as mortgage volume picks up in the seasonally strong second and third quarters.

Investment securities at the end of the first quarter of 2017 were $866.7 million, or 13.3% of earning assets, compared with $852.2 million, or 13.5% of earning assets, at December 31, 2016.

Deposits increased $67.2 million during the first quarter of 2017 to end the quarter at $5.64 billion, despite the runoff of approximately $67.6 million in seasonal deposits that the Company holds for municipal clients at the end of each year. Excluding this runoff, the Company managed growth in deposits of $134.8 million during the first quarter, or 9.8% on an annualized basis.

At March 31, 2017, non-interest bearing deposit accounts were $1.65 billion, or 29.3% of total deposits, compared with $1.57 billion and 28.2%, respectively, at December 31, 2016. Non-rate sensitive deposits (including non-interest bearing, NOW and savings) totaled $3.09 billion at March 31, 2017, compared with $3.17 billion at the end of 2016. These funds represented 54.8% of the Company’s total deposits at March 31, 2017, compared with 56.9% at the end of 2016.

Shareholders’ equity at March 31, 2017 totaled $758.2 million, compared with $646.4 million at December 31, 2016. The increase in shareholders’ equity was the result of the issuance of shares of common stock in the Company’s public offering, plus earnings of $21.2 million during the quarter. Tangible book value per share at March 31, 2017 was $16.57, up 14.9% from $14.42 at the end of 2016. Tangible common equity as a percentage of tangible assets increased to 8.85% at the end of the first quarter of 2017, compared with 7.46% at the end of 2016.

Conference Call

The Company will host a teleconference at 10:00 a.m. EDT today (April 21, 2017) to discuss the Company's results and answer appropriate questions. The conference call can be accessed by dialing 1-877-504-1190 (or 1-855-669-9657 for participants in Canada and 1-412-902-6630 for other international participants). The conference ID name is Ameris Bancorp ABCB.  A replay of the call will be available one hour after the end of the conference call until May 5, 2017. To listen to the replay, dial 1-877-344-7529 (or 1-855-669-9658 for participants in Canada and 1-412-317-0088 for other international participants). The conference replay access code is 10104743. The conference call replay and the financial information discussed will also be available on the Investor Relations page of the Ameris Bank website at www.amerisbank.com.

About Ameris Bancorp

Ameris Bancorp is a bank holding company headquartered in Moultrie, Georgia. The Company’s banking subsidiary, Ameris Bank, had 97 locations in Georgia, Alabama, northern Florida and South Carolina at the end of the most recent quarter.

This news release contains certain performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management of Ameris Bancorp (the “Company”) uses these non-GAAP measures in its analysis of the Company’s performance. These measures are useful when evaluating the underlying performance and efficiency of the Company’s operations and balance sheet. The Company’s management believes that these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant gains and charges in the current period. The Company’s management believes that investors may use these non-GAAP financial measures to evaluate the Company’s financial performance without the impact of unusual items that may obscure trends in the Company’s underlying performance. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.

This news release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements and are referred to the Company’s periodic filings with the Securities and Exchange Commission for a summary of certain factors that may impact the Company’s results of operations and financial condition.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2017	2016	2016	2016	2016

EARNINGS

Net Income	$21,153	$18,177	$21,557	$20,049	$12,317

Adjusted Operating Net Income	$21,606	$22,205	$21,712	$20,310	$16,400

PER COMMON SHARE DATA
Earnings per share available to common shareholders:
Basic	$0.59	$0.52	$0.62	$0.58	$0.38
Diluted	$0.59	$0.52	$0.61	$0.57	$0.37
Cash Dividends per share	$0.10	$0.10	$0.10	$0.05	$0.05
Book value per share (period end)	$20.42	$18.51	$18.42	$17.96	$17.25
Tangible book value per share (period end)	$16.57	$14.42	$14.38	$13.89	$13.13
Weighted average number of shares:
Basic	35,664,420	34,915,459	34,869,747	34,832,621	32,752,063
Diluted	36,040,240	35,293,035	35,194,739	35,153,311	33,053,554
Period-end number of shares	37,128,714	34,921,474	34,891,304	34,847,311	34,837,454
Market data:
High intraday price	$49.50	$47.70	$36.20	$32.76	$33.81
Low intraday price	$41.60	$34.61	$28.90	$27.73	$24.96
Period end closing price	$46.10	$43.60	$34.95	$29.70	$29.58
Average daily volume	242,982	191,894	166,841	215,409	253,779

PERFORMANCE RATIOS
Return on average assets	1.24%	1.10%	1.35%	1.31%	0.88%
Return on average common equity	12.33%	11.06%	13.39%	13.08%	9.14%
Earning asset yield (TE)	4.38%	4.34%	4.35%	4.35%	4.36%
Total cost of funds	0.42%	0.38%	0.36%	0.35%	0.33%
Net interest margin (TE)	3.97%	3.95%	3.99%	4.01%	4.03%
Non-interest income excluding securities transactions, as a percent of total revenue (TE)	27.27%	27.32%	31.36%	32.01%	30.40%
Efficiency ratio	61.52%	67.05%	61.91%	63.11%	74.41%

CAPITAL ADEQUACY (period end)
Stockholders' equity to assets	10.69%	9.38%	9.90%	10.06%	9.85%
Tangible common equity to tangible assets	8.85%	7.46%	7.90%	7.96%	7.68%

EQUITY TO ASSETS RECONCILIATION
Tangible common equity to tangible assets	8.85%	7.46%	7.90%	7.96%	7.68%
Effect of goodwill and other intangibles	1.83%	1.92%	2.00%	2.10%	2.17%
Equity to assets (GAAP)	10.69%	9.38%	9.90%	10.06%	9.85%

OTHER PERIOD-END DATA
Banking Division FTE	1,039	1,014	987	1,000	1,063
Retail Mortgage Division FTE	252	254	254	239	227
Warehouse Lending Division FTE	8	9	5	6	6
SBA Division FTE	20	21	24	23	22
Premium Finance Division FTE	50	-	-	-	-
Total Ameris Bancorp FTE Headcount	1,369	1,298	1,270	1,268	1,318

Assets per Banking Division FTE	$6,829	$6,797	$6,579	$6,221	$5,736
Branch locations	97	97	99	102	103
Deposits per branch location	$58,169	$57,476	$53,597	$50,780	$50,784

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2017	2016	2016	2016	2016

INCOME STATEMENT

Interest income
Interest and fees on loans	$61,521	$57,982	$57,322	$54,164	$49,191
Interest on taxable securities	4,800	4,348	4,336	4,554	4,586
Interest on nontaxable securities	416	425	397	454	446
Interest on deposits in other banks	313	193	147	159	328
Interest on federal funds sold	-	8	8	9	8
Total interest income	67,050	62,956	62,210	59,340	54,559

Interest expense
Interest on deposits	$3,763	$3,680	$3,074	$2,915	$2,741
Interest on other borrowings	2,697	1,997	2,069	1,836	1,382
Total interest expense	6,460	5,677	5,143	4,751	4,123

Net interest income	60,590	57,279	57,067	54,589	50,436

Provision for loan losses	1,836	1,710	811	889	681

Net interest income after provision for loan losses	$58,754	$55,569	$56,256	$53,700	$49,755

Noninterest income
Service charges on deposit accounts	$10,563	$11,036	$11,358	$10,436	$9,915
Mortgage banking activity	11,215	9,878	14,067	14,142	10,211
Other service charges, commissions and fees	709	706	791	967	1,111
Gain(loss) on sale of securities	-	-	-	-	94
Other non-interest income	3,219	2,652	2,648	2,834	2,955
Total noninterest income	25,706	24,272	28,864	28,379	24,286

Noninterest expense
Salaries and employee benefits	27,794	25,137	27,982	27,531	26,187
Occupancy and equipment expenses	5,877	6,337	5,989	6,371	5,700
Data processing and telecommunications expenses	6,572	6,244	6,185	6,049	6,113
Credit resolution related expenses (1)	933	1,083	1,526	1,764	1,799
Advertising and marketing expenses	1,106	1,273	1,249	854	805
Amortization of intangible assets	1,036	1,044	993	1,319	1,020
Merger and conversion charges	402	17	-	-	6,359
Other non-interest expenses	9,373	13,542	9,275	8,471	7,617
Total noninterest expense	53,093	54,677	53,199	52,359	55,600

Income before income taxes	$31,367	$25,164	$31,921	$29,720	$18,441

Income tax expense	10,214	6,987	10,364	9,671	6,124

Net income	$21,153	$18,177	$21,557	$20,049	$12,317

Diluted earnings available to common shareholders	0.59	0.52	0.61	0.57	0.37

(1)	Includes expenses associated with problem loans and OREO, as well as OREO losses and writedowns.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2017	2016	2016	2016	2016

PERIOD-END BALANCE SHEET

Assets
Cash and due from banks	$127,164	$127,164	$123,270	$116,255	$146,863
Federal funds sold and interest bearing deposits in banks	232,045	71,221	90,801	68,273	107,373
Investment securities available for sale, at fair value	830,765	822,735	838,124	843,646	837,103
Other investments	35,950	29,464	24,578	19,125	12,802
Loans held for sale	105,637	105,924	126,263	102,757	97,439

Loans, net of unearned income	3,785,480	3,626,821	3,091,039	2,819,071	2,528,007
Purchased loans (excluding loan pools)	1,006,935	1,069,191	1,129,381	1,193,635	1,260,198
Purchased loan pools	529,099	568,314	624,886	610,425	656,734
Less allowance for loan losses	(25,250)	(23,920)	(22,963)	(21,734)	(21,482)
Loans, net	5,296,264	5,240,406	4,822,343	4,601,397	4,423,457

Other real estate owned	10,466	10,874	10,392	13,765	14,967
Purchased other real estate owned	11,668	12,540	15,126	16,670	18,812
Total other real estate owned	22,134	23,414	25,518	30,435	33,779

Premises and equipment, net	121,610	121,217	122,191	123,978	124,747
Goodwill	126,419	125,532	122,545	121,422	121,512
Other intangibles, net	16,391	17,428	18,472	20,574	21,892
Deferred income taxes, net	40,618	40,776	37,626	39,286	44,579
Cash value of bank owned life insurance	78,442	78,053	77,637	77,095	76,676
Other assets	61,417	88,697	64,127	57,051	49,549
Total assets	$7,094,856	$6,892,031	$6,493,495	$6,221,294	$6,097,771

Liabilities
Deposits:
Noninterest-bearing	$1,654,723	$1,573,389	$1,563,316	$1,553,972	$1,529,037
Interest-bearing	3,987,646	4,001,774	3,742,782	3,625,560	3,701,750
Total deposits	5,642,369	5,575,163	5,306,098	5,179,532	5,230,787
Federal funds purchased & securities sold under
agreements to repurchase	40,415	53,505	42,647	37,139	43,741
Other borrowings	525,669	492,321	373,461	260,191	110,531
Subordinated deferrable interest debentures	84,559	84,228	83,898	83,570	83,237
Other liabilities	43,628	40,377	44,808	34,947	28,647
Total liabilities	6,336,640	6,245,594	5,850,912	5,595,379	5,496,943

Shareholders' equity
Preferred stock	$-	$-	$-	$-	$-
Common stock	38,603	36,378	36,348	36,303	36,272
Capital surplus	503,543	410,276	409,630	408,549	407,726
Retained earnings	231,894	214,454	199,769	181,701	163,395
Accumulated other comprehensive income (loss)	(1,209)	(1,058)	10,449	12,960	6,411
Less treasury stock	(14,615)	(13,613)	(13,613)	(13,598)	(12,976)
Total shareholders' equity	758,216	646,437	642,583	625,915	600,828
Total liabilities and shareholders' equity	$7,094,856	$6,892,031	$6,493,495	$6,221,294	$6,097,771

Other Data
Earning Assets	6,525,911	6,293,670	5,925,072	5,656,932	5,499,656
Intangible Assets	142,810	142,960	141,017	141,996	143,404
Interest Bearing Liabilities	4,638,289	4,631,828	4,242,788	4,006,460	3,939,259
Average Assets	6,915,965	6,573,344	6,330,350	6,138,757	5,618,397
Average Common Stockholders' Equity	695,830	653,991	640,382	616,361	542,264

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2017	2016	2016	2016	2016

ASSET QUALITY INFORMATION

Allowance for loan losses
Balance at beginning of period	$23,920	$22,963	$21,734	$21,482	$21,062

Provision for loan loss	1,836	1,710	811	889	681

Charge-offs	1,102	1,686	1,451	1,376	1,814
Recoveries	596	933	1,869	739	1,553
Net charge-offs (recoveries)	506	753	(418)	637	261

Ending balance	$25,250	$23,920	$22,963	$21,734	$21,482

Net charge-off information
Charge-offs
Commercial, financial & agricultural	$104	$726	$326	$541	$406
Real estate - residential	216	239	292	123	468
Real estate - commercial & farmland	9	-	-	361	347
Real estate - construction & development	53	264	60	109	155
Consumer installment	164	159	74	59	59
Purchased loans (excluding loan pools)	556	298	699	183	379
Purchased loan pools	-	-	-	-	-
Total charge-offs	1,102	1,686	1,451	1,376	1,814

Recoveries
Commercial, financial & agricultural	69	121	119	87	73
Real estate - residential	61	23	40	14	314
Real estate - commercial & farmland	9	78	13	57	121
Real estate - construction & development	20	16	131	221	122
Consumer installment	17	8	78	16	25
Purchased loans (excluding loan pools)	420	687	1,488	344	898
Purchased loan pools	-	-	-	-	-
Total recoveries	596	933	1,869	739	1,553

Net charge-offs (recoveries)	$506	$753	$(418)	$637	$261

Non-accrual loans (excluding purchased loans)	18,281	18,114	16,379	16,003	15,700
Non-accrual purchased loans	23,606	22,966	23,827	26,736	32,518
Non-accrual purchased loan pools	-	-	864	864	-
Foreclosed assets (excluding purchased assets)	10,466	10,874	10,392	13,765	14,967
Purchased other real estate owned	11,668	12,540	15,126	16,670	18,812
Accruing loans delinquent 90 days or more	933	-	-	-	-
Total non-performing assets	64,954	64,494	66,588	74,038	81,997

Non-performing assets as a percent of total assets	0.92%	0.94%	1.03%	1.19%	1.34%
Net charge offs as a percent of average loans (annualized)	0.04%	0.06%	-0.04%	0.06%	0.03%
Net charge offs, excluding purchased loans as a percent
of average loans (annualized)	0.04%	0.14%	0.05%	0.12%	0.13%

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	For the quarter ended:
	Mar.	Dec.	Sept.	Jun.	Mar.
Loans by Type	2017	2016	2016	2016	2016
Commercial, financial & agricultural	$1,061,599	$967,138	$625,947	$564,343	$434,073
Real estate - construction & development	415,029	363,045	328,308	274,717	264,820
Real estate - commercial & farmland	1,458,110	1,406,219	1,297,582	1,248,580	1,154,887
Real estate - residential	726,795	781,018	766,933	680,233	629,138
Consumer installment	115,919	96,915	68,305	33,245	31,901
Other	8,028	12,486	3,964	17,953	13,188
Total Legacy (excluding purchased loans)	$3,785,480	$3,626,821	$3,091,039	$2,819,071	$2,528,007

Commercial, financial & agricultural	$89,897	$96,537	$100,426	$103,407	$116,276
Real estate - construction & development	82,378	81,368	89,319	96,264	110,958
Real estate - commercial & farmland	538,046	576,355	604,076	639,921	665,990
Real estate - residential	292,911	310,277	330,626	348,353	360,946
Consumer installment	3,703	4,654	4,934	5,690	6,028
Total Purchased loans (net of discounts)	$1,006,935	$1,069,191	$1,129,381	$1,193,635	$1,260,198

Commercial, financial & agricultural	$-	$-	$-	$-	$-
Real estate - construction & development	-	-	-	-	-
Real estate - commercial & farmland	-	-	-	-	-
Real estate - residential	529,099	568,314	624,886	610,425	656,734
Consumer installment	-	-	-	-	-
Total Purchased loan pools	$529,099	$568,314	$624,886	$610,425	$656,734

Total Loan Portfolio:
Commercial, financial & agricultural	$1,151,496	$1,063,675	$726,373	$667,750	$550,349
Real estate - construction & development	497,407	444,413	417,627	370,981	375,778
Real estate - commercial & farmland	1,996,156	1,982,574	1,901,658	1,888,501	1,820,877
Real estate - residential	1,548,805	1,659,609	1,722,445	1,639,011	1,646,818
Consumer installment	119,622	101,569	73,239	38,935	37,929
Other	8,028	12,486	3,964	17,953	13,188
Total Loans	$5,321,514	$5,264,326	$4,845,306	$4,623,131	$4,444,939

Troubled Debt Restructurings, excluding purchased loans:

Accruing loan types:
Commercial, financial & agricultural	$42	$47	$53	$275	$279
Real estate - construction & development	435	686	691	468	476
Real estate - commercial & farmland	3,944	4,119	5,535	5,802	5,945
Real estate - residential	9,220	9,340	7,713	8,226	7,648
Consumer installment	18	17	21	24	37
Total Accruing TDRs	$13,659	$14,209	$14,013	$14,795	$14,385

Non-accruing loan types:
Commercial, financial & agricultural	$142	$114	$112	$86	$75
Real estate - construction & development	34	35	35	36	30
Real estate - commercial & farmland	1,617	2,970	2,015	1,832	1,871
Real estate - residential	998	738	849	899	1,040
Consumer installment	129	130	120	113	87
Total Non-accrual TDRs	$2,920	$3,987	$3,131	$2,966	$3,103

Total Troubled Debt Restructurings	$16,579	$18,196	$17,144	$17,761	$17,488

The following table presents the loan portfolio by risk grade, excluding purchased loans:

Grade 10 - Prime credit	$420,814	$414,564	$398,781	$349,725	$254,203
Grade 15 - Good credit	587,180	539,147	190,389	191,574	213,510
Grade 20 - Satisfactory credit	1,718,749	1,669,998	1,608,265	1,493,561	1,346,050
Grade 23 - Performing, under-collateralized credit	20,889	23,186	22,763	23,665	25,047
Grade 25 - Minimum acceptable credit	958,623	907,588	797,148	687,817	628,042
Grade 30 - Other asset especially mentioned	37,298	29,172	31,764	32,468	22,141
Grade 40 - Substandard	41,821	43,067	41,929	40,261	39,013
Grade 50 - Doubtful	106	99	-	-	-
Grade 60 - Loss	-	-	-	-	1
Total	$3,785,480	$3,626,821	$3,091,039	$2,819,071	$2,528,007

The following table presents the purchased loan portfolio by risk grade:

Grade 10 - Prime credit	$6,017	$6,536	$6,543	$6,899	$10,505
Grade 15 - Good credit	38,179	40,786	42,257	45,245	48,229
Grade 20 - Satisfactory credit	365,434	334,353	341,544	364,624	365,374
Grade 23 - Performing, under-collateralized credit	22,081	27,475	31,841	33,817	34,291
Grade 25 - Minimum acceptable credit	476,954	569,026	604,272	620,489	674,149
Grade 30 - Other asset especially mentioned	43,450	35,032	50,691	61,227	58,733
Grade 40 - Substandard	54,820	55,983	52,233	61,302	68,885
Grade 50 - Doubtful	-	-	-	30	30
Grade 60 - Loss	-	-	-	2	2
Total	$1,006,935	$1,069,191	$1,129,381	$1,193,635	$1,260,198

The following table presents the purchased loan pools by risk grade:

Grade 20 - Satisfactory credit	$528,181	$567,389	$624,022	$609,561	$656,734
Grade 40 - Substandard	918	925	864	864	-
Total	$529,099	$568,314	$624,886	$610,425	$656,734

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2017	2016	2016	2016	2016

AVERAGE BALANCES

Federal funds sold	$-	$5,261	$5,500	$7,186	$6,200
Interest bearing deposits in banks	147,385	122,538	85,051	96,906	201,814
Investment securities - taxable	759,850	770,373	767,421	766,006	728,269
Investment securities - nontaxable	65,374	66,566	68,325	69,664	68,824
Other investments	37,392	19,732	21,687	14,765	9,606
Loans held for sale	77,617	102,926	105,859	96,998	82,803
Loans	3,678,149	3,145,714	2,897,771	2,653,171	2,410,747
Purchased loans (excluding loan pools)	1,034,983	1,101,907	1,199,175	1,239,409	970,570
Purchased loan pools	547,057	590,617	629,666	630,503	627,178
Total Earning Assets	$6,347,807	$5,925,634	$5,780,455	$5,574,608	$5,106,011

Noninterest bearing deposits	$1,604,495	$1,592,073	$1,546,211	$1,561,621	$1,362,007
NOW accounts	1,169,567	1,253,849	1,085,828	1,087,442	1,137,076
MMDA	1,486,972	1,435,958	1,435,151	1,413,503	1,278,199
Savings accounts	268,741	262,782	266,344	265,936	251,108
Retail CDs < $100,000	444,195	445,132	431,570	437,899	438,122
Retail CDs > $100,000	517,354	497,113	451,115	439,954	406,699
Brokered CDs	-	3,750	5,000	5,000	1,099
Total Deposits	5,491,324	5,490,657	5,221,219	5,211,355	4,874,310

Federal funds purchased and securities sold
under agreements to repurchase	42,589	44,000	37,305	43,286	52,787
FHLB advances	525,583	222,426	265,202	104,195	9,648
Other borrowings	47,738	38,728	49,345	51,970	42,096
Subordinated deferrable interest debentures	84,379	84,050	83,719	83,386	72,589
Total Non-Deposit Funding	700,289	389,204	435,571	282,837	177,120

Total Funding	$6,191,613	$5,879,861	$5,656,790	$5,494,192	$5,051,430

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2017	2016	2016	2016	2016

INTEREST INCOME/EXPENSE

INTEREST INCOME
Federal funds sold	$-	$8	$8	$9	$8
Interest bearing deposits in banks	313	193	147	159	328
Investment securities - taxable	4,800	4,348	4,336	4,554	4,586
Investment securities - nontaxable (TE)	640	654	536	613	602
Loans held for sale	653	989	826	821	755
Loans (TE)	43,157	37,418	33,672	31,531	28,684
Purchased loans (excluding loan pools)	15,173	17,015	19,296	18,859	15,193
Purchased loan pools	3,832	3,950	4,346	3,730	5,144
Total Earning Assets	$68,568	$64,575	$63,167	$60,276	$55,300

Accretion Income (included above)	2,810	3,370	3,604	4,196	2,942

INTEREST EXPENSE
Non-interest bearing deposits	$-	$-	$-	$-	$-
NOW accounts	497	613	433	439	468
MMDA	1,538	1,405	1,241	1,168	1,040
Savings accounts	43	44	45	45	43
Retail CDs < $100,000	562	553	493	476	512
Retail CDs > $100,000	1,123	1,060	854	779	676
Brokered CDs	-	6	8	8	2
Total Deposits	3,763	3,681	3,074	2,915	2,741

Federal funds purchased and securities sold
under agreements to repurchase	20	21	18	24	35
FHLB advances	907	328	393	155	23
Other borrowings	559	432	479	484	370
Subordinated deferrable interest debentures	1,211	1,216	1,179	1,173	954
Total Non-Deposit Funding	2,697	1,997	2,069	1,836	1,382

Total Funding	$6,460	$5,678	$5,143	$4,751	$4,123

Net Interest Income (TE)	$62,108	$58,897	$58,024	$55,525	$51,177

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
	2017	2016	2016	2016	2016
YIELDS (1)

Federal funds sold	0.00%	0.60%	0.58%	0.50%	0.52%
Interest bearing deposits in banks	0.86%	0.63%	0.69%	0.66%	0.65%
Investment securities - taxable	2.56%	2.25%	2.25%	2.39%	2.53%
Investment securities - nontaxable	3.97%	3.91%	3.12%	3.54%	3.52%
Loans held for sale	3.41%	3.82%	3.10%	3.40%	3.67%
Loans	4.76%	4.73%	4.62%	4.78%	4.79%
Purchased loans (excluding loan pools)	5.95%	6.14%	6.40%	6.12%	6.30%
Purchased loan pools	2.84%	2.66%	2.75%	2.38%	3.30%
Total Earning Assets	4.38%	4.34%	4.35%	4.35%	4.36%

Noninterest bearing deposits	0.00%	0.00%	0.00%	0.00%	0.00%
NOW accounts	0.17%	0.19%	0.16%	0.16%	0.17%
MMDA	0.42%	0.39%	0.34%	0.33%	0.33%
Savings accounts	0.06%	0.07%	0.07%	0.07%	0.07%
Retail CDs < $100,000	0.51%	0.49%	0.45%	0.44%	0.47%
Retail CDs > $100,000	0.88%	0.85%	0.75%	0.71%	0.67%
Brokered CDs	0.00%	0.64%	0.64%	0.64%	0.73%
Total Deposits	0.28%	0.27%	0.23%	0.22%	0.23%

Federal funds purchased and securities sold
under agreements to repurchase	0.19%	0.19%	0.19%	0.22%	0.27%
FHLB advances	0.70%	0.59%	0.59%	0.60%	0.96%
Other borrowings	4.75%	4.44%	3.86%	3.75%	3.54%
Subordinated deferrable interest debentures	5.82%	5.76%	5.60%	5.66%	5.29%
Total Non-Deposit Funding	1.56%	2.04%	1.89%	2.61%	3.14%

Total funding (2)	0.42%	0.38%	0.36%	0.35%	0.33%

Net interest spread	3.96%	3.95%	3.99%	4.00%	4.03%

Net interest margin (3)	3.97%	3.95%	3.99%	4.01%	4.03%

(1) Interest and average rates are calculated on a tax-equivalent basis using an effective tax rate of 35%.

(2) Rate calculated based on total average funding including non-interest bearing deposits.

(3) Rate calculated based on average earning assets.

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
Adjusted Operating Net Income Reconciliation	2017	2016	2016	2016	2016

Net income available to common shareholders	$21,153	$18,177	$21,557	$20,049	$12,317

Merger and conversion charges	402	17	-	-	6,359
Certain compliance resolution expenses	-	5,750	-	-	-
Losses (gains) on the sale of premises	295	430	238	401	(77)
Tax effect of management-adjusted charges	(244)	(2,169)	(83)	(140)	(2,199)
Plus: After tax management-adjusted charges	453	4,028	155	261	4,083

Adjusted Operating Net income	21,606	22,205	21,712	20,310	16,400

Adjusted operating net income per diluted share:	$0.60	$0.63	$0.62	$0.58	$0.50
Adjusted operating return on average assets	1.27%	1.34%	1.36%	1.33%	1.17%
Adjusted operating return on average common
tangible equity	15.84%	17.25%	17.31%	17.25%	15.37%

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
Net Interest Margin and Yields on Total Loans	2017	2016	2016	2016	2016
Excluding Accretion Reconciliation

Total Interest Income (TE)	$68,568	$64,575	$63,167	$60,276	$55,300
Accretion Income	2,810	3,370	3,604	4,196	2,942
Total Interest Income (TE) Excluding Accretion	$65,758	$61,205	$59,563	$56,080	$52,358

Total Interest Expense	$6,460	$5,677	$5,143	$4,751	$4,123
Net Interest Income (TE) Excluding Accretion	$59,298	$55,528	$54,420	$51,329	$48,235

Yield on Total Loans (TE) Excluding Accretion	4.56%	4.51%	4.49%	4.42%	4.60%

Net Interest Margin (TE) Excluding Accretion	3.79%	3.73%	3.75%	3.70%	3.80%

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
Management-Adjusted Operating Expenses	2017	2016	2016	2016	2016

Total operating expenses	53,093	54,677	53,199	52,359	55,600
Less: Management-adjusted charges
Merger and conversion expenses	(402)	(17)	-	-	(6,359)
Certain compliance resolution expenses	-	(5,750)	-	-	-
Gains/(Losses) on the sale of premises	(295)	(430)	(238)	(401)	77

Management-adjusted operating expenses	$52,396	$48,480	$52,961	$51,958	$49,318

Management-adjusted operating efficiency ratio (TE)	59.67%	58.29%	60.95%	61.93%	65.44%

AMERIS BANCORP

FINANCIAL HIGHLIGHTS

(unaudited)

(dollars in thousands except per share data and FTE headcount)

	Three Months Ended
	Mar.	Dec.	Sept.	Jun.	Mar.
Segment Reporting	2017	2016	2016	2016	2016

Banking Division:
Net interest income	$50,126	$50,528	$51,653	$49,820	$46,483
Provision for loan losses	1,982	502	57	733	681
Noninterest income	13,013	13,466	13,949	13,018	12,735
Noninterest expense:
Salaries and employee benefits	18,844	17,084	18,323	18,428	18,989
Occupancy	5,257	5,668	5,490	5,901	5,150
Data Processing	6,043	5,841	5,794	5,685	5,820
Other expenses	9,241	15,398	11,533	11,071	16,436
Total noninterest expense	39,385	43,991	41,140	41,085	46,395
Income before income taxes	21,772	19,501	24,405	21,020	12,142
Income Tax	6,856	5,005	7,733	6,626	3,919
Net income	$14,916	$14,496	$16,672	$14,394	$8,223

Retail Mortgage Division:
Net interest income	$2,976	$3,032	$2,625	$2,554	$2,430
Provision for loan losses	8	33	447	93	-
Noninterest income	10,513	9,036	13,198	13,304	9,624
Noninterest expense:
Salaries and employee benefits	7,216	7,098	8,940	8,304	6,347
Occupancy	519	602	433	405	488
Data Processing	317	326	364	338	272
Other expenses	1,141	1,093	1,303	1,133	956
Total noninterest expense	9,193	9,119	11,040	10,180	8,063
Income before income taxes	4,288	2,916	4,336	5,585	3,991
Income Tax	1,501	1,021	1,518	1,955	1,397
Net income	$2,787	$1,895	$2,818	$3,630	$2,594

Warehouse Lending Division:
Net interest income	$1,105	$1,706	$1,848	$1,481	$927
Provision for loan losses	(232)	496	94	-	-
Noninterest income	319	462	555	440	333
Noninterest expense:
Salaries and employee benefits	147	220	103	108	188
Occupancy	1	1	1	1	1
Data Processing	27	32	26	25	20
Other expenses	32	29	26	26	25
Total noninterest expense	207	282	156	160	234
Income before income taxes	1,449	1,390	2,153	1,761	1,026
Income Tax	507	487	754	616	359
Net income	$942	$904	$1,399	$1,145	$667

SBA Division:
Net interest income	$907	$949	$941	$734	$596
Provision for loan losses	48	571	213	63	-
Noninterest income	1,815	1,308	1,162	1,617	1,594
Noninterest expense:
Salaries and employee benefits	591	735	616	691	663
Occupancy	51	64	65	64	61
Data Processing	1	1	1	1	1
Other expenses	211	170	181	178	183
Total noninterest expense	854	970	863	934	908
Income before income taxes	1,820	716	1,027	1,354	1,282
Income Tax	637	251	359	474	449
Net income	$1,183	$465	$668	$880	$833

Premium Finance Division:
Net interest income	$5,476	$1,064	$-	$-	$-
Provision for loan losses	30	108	-	-	-
Noninterest income	46	-	-	-	-
Noninterest expense:
Salaries and employee benefits	996	-	-	-	-
Occupancy	49	2	-	-	-
Data Processing	184	44	-	-	-
Other expenses	2,225	269	-	-	-
Total noninterest expense	3,454	315	-	-	-
Income before income taxes	2,038	641	-	-	-
Income Tax	713	224	-	-	-
Net income	$1,325	$417	$-	$-	$-

Total Consolidated:
Net interest income	$60,590	$57,279	$57,067	$54,589	$50,436
Provision for loan losses	1,836	1,710	811	889	681
Noninterest income	25,706	24,272	28,864	28,379	24,286
Noninterest expense:
Salaries and employee benefits	27,794	25,137	27,982	27,531	26,187
Occupancy	5,877	6,337	5,989	6,371	5,700
Data Processing	6,572	6,244	6,185	6,049	6,113
Other expenses	12,850	16,959	13,043	12,408	17,600
Total noninterest expense	53,093	54,677	53,199	52,359	55,600
Income before income taxes	31,367	25,164	31,921	29,720	18,441
Income Tax	10,214	6,987	10,364	9,671	6,124
Net income	$21,153	$18,177	$21,557	$20,049	$12,317